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                                                                  EXIHIBIT 10.2

                             DELTA AIR LINES, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                        AS AMENDED THROUGH JULY 24, 1997

ARTICLE 1.  ESTABLISHMENT AND PURPOSES

         1.1 ESTABLISHMENT. Delta Air Lines, Inc., a Delaware corporation (the "Company"), hereby establishes, effective as of July 1, 1994, a deferred compensation plan for key employees as described herein, which shall be known as the "Delta Air Lines, Inc. Executive Deferred Compensation Plan" (the "Plan").

         1.2 PURPOSE. The purpose of the Plan is to provide certain key employees of the Company with the opportunity to voluntarily defer a portion of their compensation, subject to the terms of the Plan. By adopting the Plan, the Company desires to enhance its ability to attract and retain employees of outstanding competence.

ARTICLE 2.  DEFINITIONS

         Whenever used herein, the following terms shall have the meanings set forth below, and, when the defined meaning is intended, the term is capitalized:

         "Affiliate" and "Associate" have the respective meanings accorded to such terms in Rule 12b-2 under the Exchange Act as in effect on July 24, 1997.

         "Beneficial Ownership". A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," securities pursuant to Rule 13d-3 under the Exchange Act as in effect on July 24, 1997.

         "Board" or "Board of Directors" means the Board of Directors of the Company.

         "Bonus" means any incentive award based on an assessment of performance, payable by the Company to a Participant with respect to the Participant's services during a given fiscal year of the Company, and shall be deemed earned only upon award by the Company. For purposes of the Plan, "Bonus" shall not include incentive awards which relate to a period exceeding one (1) fiscal year.

         "Change in Control" means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

                  (a) Any Person (other than an Excluded Person) acquires,
              together with all Affiliates and Associates of such Person, Beneficial Ownership of securities representing 20% or more of the combined voting power of the Voting Stock then outstanding, unless such Person acquires Beneficial Ownership of 20% or more of the combined voting power of the Voting Stock then outstanding solely as a result of an

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              acquisition of Voting Stock by the Company which, by reducing the
              Voting Stock outstanding, increases the proportionate Voting
              Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 20% or more of the combined voting power of the Voting Stock then outstanding; provided, that if a Person shall become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the Beneficial Owner of any additional Voting Stock which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 20% or more of the combined voting power of the Voting Stock then outstanding, such Person shall, upon becoming the Beneficial Owner of such additional Voting Stock, be deemed to have become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

                  (b) During any period of two consecutive years (not including any period prior to July 24, 1997), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting the Board;

                  (c) A reorganization, merger or consolidation of the Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or


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                  (d) The shareholders of the Company approve (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         Notwithstanding the foregoing, in no event shall a "Change in Control" be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to a Participant, if Participant is part of a "group," within the meaning of Section 13(d)(3) of the Exchange Act as in effect on July 24, 1997, which consummates the Change in Control transaction. In addition, for purposes of the definition of "Change in Control" a Person engaged in business as an underwriter of securities shall not be deemed to be the "Beneficial Owner" of, or to " beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means a committee of two (2) or more individuals, appointed by the Board to administer the Plan, pursuant to Article 3 herein.

         "Compensation" means the gross Salary, Bonus, Long-Term Awards, and other payments eligible for deferral under the Plan, which are payable to a Participant with respect to services performed during a specified period.

         "Disability" means a disability which would qualify the Participant for Long-Term Disability benefits as defined in Section 4.03 of the Delta Family-Care Disability and Survivorship Plan, as may be amended from time to time.

         "Effective Date" means the date the Plan becomes effective, as set forth in Section 1.1 herein.


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         "Employee" means a full-time, salaried employee of the Company including any Subsidiary of the Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor Act thereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Person" means (i) the Company; (ii) any of the Company's Subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company; or
         (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause (iv).

         "Holding Company" means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock.

         "Long-Term Award" means any cash award (other than cash payment in connection with any stock option or stock appreciation right awards under the 1989 Stock Incentive Plan) payable to a Participant pursuant to a Company program which establishes incentive award opportunities which are contingent upon performance which is measured over periods greater than one (1) year.

         "Participant" means an Employee who has elected to participate in the Plan.

         "Person" means an individual, corporation, partnership, association, trust or any other entity or organization.

         "Salary" means all regular, basic wages, before reduction for amounts deferred pursuant to the Plan or any other plan of the Company, payable in cash to a Participant for services to be rendered during the calendar year, exclusive of any Bonus, Long-Term Awards, other special fees, awards, or incentive compensation, allowances, or amounts designated by the Company as payment toward or reimbursement of expenses.


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         "Subsidiary" of any Person means any other Person of which securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Voting Stock" means securities of the Company entitled to vote generally in the election of members of the Board.

ARTICLE 3.  ADMINISTRATION

         3.1 AUTHORITY OF THE COMMITTEE. The Plan shall initially be administered by the Personnel, Compensation & Nominating Committee of the Board. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, must be members of, and shall serve at the discretion of the Board.

         Subject to the provisions herein, the Committee shall have the exclusive discretion to select Employees for participation in the Plan; to determine the terms and conditions of each Employee's participation in the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; to amend (subject to the provisions of Article 9 herein) the terms and conditions of the Plan and any agreement entered into under the Plan; and to make other determinations which may be necessary or advisable for the administration of the Plan. Subject to the terms of the Plan, the Committee may delegate any or all of its authority granted under the Plan to an executive or executives of the Company.

         3.2 CLAIMS PROCEDURE. If a request for benefits by a Participant or beneficiary is wholly or partially denied, the Committee will provide such claimant written notice setting forth the denial. A review procedure is available upon written request by the claimant to the Committee within 90 days after the date of the Committee's written notice of the denial of the claim, and includes the right to examine pertinent documents and submit issues and comments in writing to the Committee. The decision on review will be made within 90 days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional 90 days, and shall be in writing. If a decision on review is not made within such period, the Participant's claim shall be deemed denied.

         3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, conclusive and binding on all parties.

ARTICLE 4.  ELIGIBILITY AND PARTICIPATION

         4.1 ELIGIBILITY. Employees eligible to participate in the Plan include key policy-makers and decision-makers of the Company, as selected by the Committee in its sole discretion. It is the intent of the Company to extend eligibility only to those executives who comprise a select group


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of management or highly compensated employees, such that the Plan will qualify for treatment as a "Top Hat" plan under ERISA.

         In the event a Participant no longer meets the requirements for participation in the Plan, such Participant shall become an inactive Participant, retaining all the rights described under the Plan, except the right to make any further deferrals, until such time that the Participant again becomes an active Participant.

         4.2 PARTICIPATION. Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth in Section 4.1 herein. Employees who are chosen to participate in the Plan in any given year shall be so notified in writing.

         4.3 PARTIAL YEAR ELIGIBILITY. In the event that an Employee first becomes eligible to participate in the Plan during any given year, such Employee shall as soon as practicable be so notified in writing by the Company and provided with an "Election to Defer Form," which must be completed by the Employee as provided in Section 5.2 herein; provided, however, that such Employee may only make an election to defer with respect to that portion of his or her Compensation for such year which is to be paid after the date of filing of the deferral election.

         4.4 NO RIGHT TO PARTICIPATE. No Employee shall have the right to be selected as a Participant, or, having been so selected for any given year, to be selected again as a Participant for any other year.

ARTICLE 5.  DEFERRAL OPPORTUNITY

         5.1 AMOUNT WHICH MAY BE DEFERRED. A Participant may elect to defer up to one hundred percent (100%) of eligible components of Compensation, including but not limited to Salary, Bonus and Long-Term Awards, in any given year; provided, however, that the Committee shall have sole discretion to designate which components of Compensation are eligible for deferral elections under the Plan in any such year. The minimum amount of any single eligible component of Compensation which may be deferred in any given year is the lesser of ten percent (10%) of such component or ten thousand dollars ($10,000). In addition, an election to defer Compensation in any given year shall be expressed by each Participant in increments of either ten percent (10%) of the applicable component of Compensation or ten thousand dollars ($10,000).

         5.2 DEFERRAL ELECTION. Participants shall make their elections to defer Bonuses under the Plan for a given fiscal year not later than (a) thirty
(30) days prior to the beginning of such fiscal year or (b) if Participants are notified after the beginning of the fiscal year of their selection to participate in the Plan for such fiscal year or a partial fiscal year, within thirty (30) days of receipt of such notice. Elections to defer Salary under the Plan for a given calendar year shall be made not later than (x) thirty (30) days prior to the beginning of such calendar year or (y) if Participants are notified after the beginning of the calendar year of their selection to participate in the Plan for such calendar year or a partial calendar year, within thirty (30) days of receipt of such notice. Elections to defer Long-Term Awards and other payments eligible for deferral under the Plan shall be made in accordance with the foregoing rules for fiscal or calendar years, as the


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Committee deems appropriate. All deferral elections shall be irrevocable; shall relate solely to amounts earned after the filing of a deferral election with the Committee; and shall be made on an "Election to Defer Form," as described herein.

         Participants shall make the following irrevocable elections on each "Election to Defer Form":

         (a) The amount to be deferred with respect to each eligible component of Compensation for the specified year;

         (b) The length of the deferral period with respect to each eligible component of Compensation, pursuant to the terms of Section 5.3 herein;

         (c) The form of payment to be made to the Participant at the end of the deferral period(s), pursuant to the terms of
                  Section 5.4 herein; and

         (d) The interest rate alternative(s) with respect to deferrals of Compensation, pursuant to Section 6.2 herein.

         5.3 LENGTH OF DEFERRAL. The deferral periods elected by each Participant with respect to deferrals of Compensation for any given year shall be selected from among the choices specified by the Committee. For deferral elections made prior to July 24, 1997, the deferral periods shall be for at least one (1) year following the end of the calendar year in which the Compensation is earned, and shall not exceed ten (10) years following such date; provided, that in no event shall the deferral period extend beyond the end of the calendar year in which the Participant reaches the age of 65. Notwithstanding the deferral periods elected by a Participant, payment of deferred amounts and accumulated interest thereon shall be made to the Participant, or the Participant's beneficiary designated pursuant to Section
6.4 hereof, as the case may be, in a single lump sum in the event the Participant's employment with the Company is terminated by reason of death or Disability at any time prior to scheduled payment of deferred amounts and interest thereon. Such payment following employment termination shall be made in cash, within thirty (30) days after the effective date of termination of the Participant's employment. Deferral elections made on or after July 24, 1997 shall comply with the terms and conditions specified by the Committee from time to time.

         5.4 PAYMENT OF DEFERRED AMOUNTS. Subject to the provisions of Section 5.5, 5.6 and Article 9 of the Plan, Participants shall receive payment of deferred amounts, together with interest earned thereon, at the end of the deferral period in a single lump-sum cash payment or, if approved by the Committee, by the Participant electing another means of payment such as in installments. If alternative methods for receiving payment are approved by the Committee, elections of the method of payment shall be made by the Participant within the same time periods as required in Section 5.2 of the Plan.


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         (a)      LUMP-SUM PAYMENT. A lump sum payment shall be made in cash within sixty (60) days of the end of the deferral period specified by the Participant, as described in Sections 5.2 and 5.3 herein.

         (b) INSTALLMENT PAYMENTS. If approved by the Committee, Participants may elect payout in annual installments, with a minimum number of installments of two (2), and a maximum of fifteen (15). The initial payment shall be made in cash within sixty (60) days after the commencement date selected by the Participant pursuant to Sections 5.2 and 5.3 herein. The remaining installment payments shall be made in cash each year thereafter, until the Participant's entire deferred compensation account has been paid. Interest shall accrue on the deferred amounts in the Participant's deferred compensation account, as provided in Section 6.2 of the Plan. The amount of each installment payment shall be equal to the balance remaining in the Participant's deferred compensation account immediately prior to each such payment, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

         (c) ALTERNATIVE PAYMENT SCHEDULE. If approved by the Committee, a Participant may elect an alternate payment schedule.

         5.5 FINANCIAL HARDSHIP. The Committee shall have the authority to alter the timing or manner of payment of deferred amounts in the event that the Participant establishes, to the satisfaction of the Committee, severe financial hardship. In such event, the Committee may, in its sole discretion:

         (a) Authorize the cessation of deferrals by such Participant under the Plan;

         (b) Provide that all, or a portion, of the amount previously deferred by the Participant shall immediately be paid in a lump-sum cash payment;

         (c) Provide that all, or a portion, of the installments payable over a period of time shall immediately be paid in a lump-sum cash payment; or

         (d) Provide for another installment payment schedule as deemed appropriate by the Committee under the circumstances.

         For purposes of this Section 5.5, "severe financial hardship" shall mean any financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant. In any event, payment may not be made to the extent such emergency is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of existing deferrals or new deferrals under the Plan.


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         Withdrawals of deferred amounts because of a severe financial hardship may only be permitted to the extent reasonably necessary to satisfy the hardship. Examples of what are not considered to be severe financial hardships include the need to send a Participant's child to college or the desire to purchase a home. The Participant's account will be credited with earnings (and debited for any losses) in accordance with the Plan up to the date of distribution.

         The severity of the financial hardship shall be judged by the Committee. The Committee's decision with respect to the severity of financial hardship and the manner in which, if at all, the Participant's future deferral opportunities shall be eliminated, and/or the manner in which, if at all, the payment of deferred amounts to the Participant shall be altered or modified, shall be final, conclusive and not subject to appeal.

         5.6 CHANGE IN CONTROL. Notwithstanding any provision contained in the Plan, in the event of a Change in Control, the Committee in its sole discretion may direct that all or certain Participants shall be entitled to an immediate lump sum payment of their deferred amounts, together with interest earned thereon.

ARTICLE 6.  DEFERRED COMPENSATION ACCOUNTS

         6.1 PARTICIPANTS' ACCOUNTS. The Company shall establish and maintain an individual bookkeeping account for deferrals made by each Participant under
Article 5 herein. Each account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Participant.

         6.2 INTEREST ON DEFERRED AMOUNTS. Compensation deferred under Article 5 shall accrue interest on a basis to be specified by the Committee, consistent with the provisions of Section 162(m) of the Code and the rules and regulations promulgated thereunder, at a rate equal to the return on the rate of return choice(s) selected by the Participant from among the alternatives specified by the Committee from time to time. Interest credited on deferred amounts (less the amount of any debits for any losses) shall be paid out to Participants at the same time and in the same manner as the underlying deferred amounts.

         6.3 CHARGES AGAINST ACCOUNTS. There shall be charged against each Participant's deferred compensation account any payments made to the Participant or to his or her beneficiary.

         6.4 DESIGNATION OF BENEFICIARY. Each Participant may designate a beneficiary or beneficiaries (who may be named contingently or successively) who, upon the Participant's death, will receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date received from the Participant by the Corporate Secretary of the Company.

         Participants may change their designations of beneficiary on a form prescribed by the Committee. The payment of amounts deferred under the Plan shall be in accordance with the last


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unrevoked written designation of beneficiary that has been signed by the
Participant and delivered by the Participant to the Corporate Secretary of the Company prior to the Participant's death.

         In the event that all the beneficiaries named by a Participant pursuant to this Section 6.4 predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant's beneficiaries shall be paid to the Participant's estate.

         In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

ARTICLE 7.  RIGHTS OF PARTICIPANTS

         7.1 CONTRACTUAL OBLIGATION. The Plan shall create a contractual obligation on the part of the Company to make payments from the Participants' accounts when due. Payment of account balances shall be made out of the general funds of the Company.

         7.2 UNSECURED INTEREST. No Participant, or party claiming an interest in deferred amounts or contributions through a Participant, shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

         The Company may establish one or more trusts, with such trustee(s) as the Committee may approve, for the purpose of providing for the payment of deferred amounts. Any such trust created by the Company will conform to the terms of the model trust approved by the Internal Revenue Service pursuant to Revenue Procedure 92-64, or any amendment thereof or successor procedure thereto. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors. To the extent any deferred amounts under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts shall remain the obligation of, and shall be paid by, the Company.

         7.3 EMPLOYMENT. Nothing in the Plan shall interfere with nor limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

ARTICLE 8.  WITHHOLDING OF TAXES

         The Company shall withhold from an employee's regular compensation from the Company an amount sufficient to satisfy foreign, Federal, state, and local income or other withholding tax requirements with regard to amounts deferred under the Plan. However, the Company reserves the right to institute alternative methods for satisfying the applicable income and withholding tax requirements.


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ARTICLE 9.  AMENDMENT AND TERMINATION

         The Company hereby reserves the right to amend, modify or terminate the Plan at any time by action of the Committee or the Board of Directors. Except as described below in this Article 9, no such amendment, modification or termination shall in any material manner adversely affect any Participant's rights to deferred amounts, contributions or interest earned thereon, without the consent of the Participant.

         The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and commence termination payout for all or certain Participants, or remove certain employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. If payout is commenced pursuant to the operation of this Article 9, the payment of such amounts shall be made in a lump sum regardless of the manner selected by each Participant under Section 5.4 herein as applicable.

ARTICLE 10.  MISCELLANEOUS

         10.1 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Corporate Secretary of the Company. Notice to the Corporate Secretary, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         10.2 NONTRANSFERABILITY. Participants' rights to deferred amounts and interest earned thereon under the Plan may not be sold, transferred, assigned or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

         10.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         10.4 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

         10.5 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.


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         10.6 APPLICABLE LAW. The Plan shall be construed and enforced in accordance with the provisions of ERISA. In the event that ERISA is not applicable or does not preempt State law, the laws of the State of Georgia shall govern.

         10.7 SUCCESSORS. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         10.8 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary of the Company.



                                       ----------------------------------------
                                       Robert S. Harkey
                                       Senior Vice President - General Counsel
                                        & Secretary


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